Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-280025

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2026

PROSPECTUS SUPPLEMENT

To Prospectus dated June 14, 2024

Shares

Common Stock

Energy Services of America Corporation is offering              shares of our common stock, $0.0001 par value per share. Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ESOA.” On February 17, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $14.17 per share.

Investing in our common stock involves risk. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriter.

We have granted the underwriter the right to purchase, exercisable within a 30-day period, up to an additional            shares of our common stock. If the underwriter exercises its option in full, the total underwriting discounts and commissions payable by us will be $            and the total proceeds to us, before expenses, will be $            .

The underwriter expects to deliver the shares of common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about           , 2026.

Neither the Securities and Exchange Commission nor any other federal or state regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lake Street

The date of this prospectus supplement is                     , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and may add, change or update the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated June 14, 2024, which is included as part of our shelf registration statement on Form S-3 (File No. 333-280025), and which includes the documents incorporated by reference therein and provides more general information, some of which may not apply to this offering.

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Energy Services” refer, collectively, to Energy Services of America Corporation, and its consolidated subsidiaries.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our common stock.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any shares of common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisors for legal, tax, business, financial and related advice before investing in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge our SEC filings on the “stockholders” page of our website at energyservicesofamerica.com as soon as reasonably practicable after we electronically file or furnish these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling us at the following telephone number:

Energy Services of America Corporation

Attn: Charles Crimmel

Chief Financial Officer, Treasurer and Corporate Secretary

75 West 3rd Avenue, Huntington, West Virginia 25701

Telephone: (304) 522-3868

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 15, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 12, 2026 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 15, 2025);

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 9, 2026;

•	our Current Report on Form 8-K filed with the SEC on December 18, 2025; and

•	the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 20, 2019, and any amendment or report filed with the SEC for the purpose of updating such description.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology. These statements include statements with respect to our strategies, plans, objectives, expectations and intentions and other statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:

•	projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results;
•	expectations regarding our business or financial outlook;
•	expectations regarding opportunities, trends and economic and regulatory conditions in particular markets or industries;
•	expectations regarding our plans and strategies;
•	the business plans or financial condition of our customers;
•	the potential impact of commodity prices and commodity production volumes on our business, financial condition, results of operations and cash flows and demand for our services;
•	the potential benefits from, and future performance of, acquired businesses and our investments;
•	beliefs and assumptions about the collectability of receivables;
•	the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects;
•	the development of and opportunities with respect to future projects, including pipeline projects;
•	future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases, and expectations regarding the declaration, amount and timing of any future cash dividends;
•	the impact of existing or potential legislation or regulation;
•	potential opportunities that may be indicated by bidding activity or similar discussions with customers;
•	the future demand for and availability of labor resources in the industries we serve; the expected realization of remaining performance obligations or backlog;
•	the expected outcome of pending or threatened legal proceedings;
•	our expectations regarding the use of proceeds from this offering; and
•	other factors that are discussed in the section entitled “Risk Factors.”

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended September 30, 2025 and other filings we may make with the SEC. The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions made or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect conditions only as of the date of this prospectus supplement. Forward-looking statements speak only as of the date of this document. The Company undertakes no obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K for the year ended September 30, 2025, in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.

Our Company

Energy Services of America Corporation, formed in 2006, is a contractor and service company that operates primarily in the mid-Atlantic and central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. For the gas industry, the Company is primarily engaged in the construction, replacement and repair of natural gas pipelines and storage facilities for utility companies and private natural gas companies. Energy Services is involved in the construction of both interstate and intrastate pipelines, with an emphasis on the latter. For the oil industry, the Company provides a variety of services relating to pipeline, storage facilities and plant work. For the power, chemical, and automotive industries, the Company provides a full range of electrical and mechanical installations and repairs including substation and switchyard services, site preparation, equipment setting, pipe fabrication and installation, packaged buildings, transformers, and other ancillary work with regards thereto. Energy Services’ other pipeline services include corrosion protection services, horizontal drilling services, liquid pipeline construction, pump station construction, production facility construction, water and sewer pipeline installations, various maintenance and repair services and other services related to pipeline construction. The Company has also added the ability to install broadband and solar electric systems and perform civil and general contracting services.

Selected Financial Information

The following tables set forth selected historical financial and other data for the Company for the periods indicated.

	For the Three Months Ended December 31,		For the Years Ended September 30,
	2025	2024	2025	2024	2023	2022	2021	2020
Selected Operating Data:
Revenue	$114,112,200	$100,646,114	$411,001,373	$351,876,861	$304,104,492	$197,590,000	$122,465,826	$119,194,440
Gross profit	13,993,792	10,263,582	38,775,713	49,954,316	36,813,335	22,370,748	12,921,022	13,501,231
Net income	2,705,481	853,733	379,708	25,105,010	7,401,420	3,750,315	9,097,255	2,433,017
Earnings per share	0.16	0.05	0.02	1.52	0.44	0.23	0.647	0.154
Earnings per share-diluted	0.16	0.05	0.02	1.51	0.44	0.23	0.519	0.123
EBITDA	8,587,527	4,491,742	17,101,099	44,687,309	20,590,498	13,013,568	14,002,997	8,148,811
Adjusted EBITDA(1)	8,671,413	4,344,222	17,242,390	28,813,269	20,843,622	12,506,104	3,769,167	8,065,015
Gross profit margin	12.3%	10.2%	9.4%	14.2%	12.1%	11.3%	10.6%	11.3%
Adjusted EBITDA margin(1)	7.6%	4.3%	4.2%	8.2%	6.9%	6.3%	3.1%	6.8%

(1)	This is a non-GAAP financial measure. See “Non-GAAP Financial Measure Reconciliation” below for a reconciliation of this measure to its most comparable GAAP measure.

Non-GAAP Financial Measure Reconciliation

The reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included herein. We include these measurements to enhance the understanding of our operating performance. We believe that adjusted EBITDA and adjusted EBITDA margin as presented herein, considered along with net income and gross profit margin, are relevant indicators of trends relating to the cash generating activity of our operations. We believe that excluding the costs herein provides a consistent comparison of the cash generating activity of our operations. We believe that adjusted EBITDA and adjusted EBITDA margin are useful to investors as they facilitate a comparison of our operating performance to other companies who also use adjusted EBITDA and adjusted EBITDA margin as supplemental operating measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

	For the Three Months Ended December 31,		For the Years Ended September 30,
	2025	2024	2025	2024	2023	2022	2021	2020
Net income	$2,705,482	$853,733	$379,708	$25,105,010	$7,401,420	$3,750,315	$8,813,017	$2,124,017
Add: Income tax expense	1,133,544	455,463	485,174	8,415,667	2,975,250	2,262,646	(29,129)	1,143,186
Add: Interest expense, net of interest income	989,851	483,718	3,209,300	2,188,609	2,406,643	987,113	557,320	486,246
Add: Depreciation and intangible asset amortization expense	3,758,650	2,698,828	13,026,917	8,978,023	7,807,185	6,013,494	4,661,789	4,395,362
EBITDA	8,587,527	4,491,742	17,101,099	44.687,309	20,590,498	13,013,568	14,002,997	8,148,811
Add: Non-operating expense	102,642	48,262	224,843	21,561	287,602	248,006	2,685	186,530
Less: PPP loan forgiveness	—	—	—	—	—	—	(9,839,100)	—
Less: Gain on sale of equipment	(18,756)	(195,782)	(83,552)	(261,102)	(34,478)	(755,470)	(681,653)	(579,326)
Add: Dividends on preferred stock	—	—	—	—	—	—	284,238	309,000
Less: Income from lawsuit judgement	—	—	—	(15,634,499)	—	—	—	—
Adjusted EBITDA	$8,671,413	$4,344,222	$17,242,390	$28,813,269	$20,843,622	$12,506,104	$3,769,167	$8,065,015
Adjusted EBITDA margin(1)	7.6%	4.3%	4.2%	8.2%	6.9%	6.3%	3.1%	6.8%

(1)	We define adjusted EBITDA margin as adjusted EBITDA divided by revenue.

Corporate Information and Office Location

Our common stock is traded on the Nasdaq Capital Market under the ticker symbol “ESOA.” Our principal executive offices are located at 75 West 3rd Avenue, Huntington, West Virginia 25701, and our telephone number is (304) 522-3868. Our website is www.energyservicesofamerica.com. The information on our website is not part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our common stock, see “Description of Capital Stock” on page 8 of the accompanying prospectus.

Issuer	Energy Services of America Corporation

Common stock offered by Energy Services of America Corporation	shares of our common stock (or shares of our common stock if the underwriter exercises its option to purchase additional shares in full).

Common stock to be outstanding after this offering	shares of our common stock (or shares of our common stock if the underwriter exercises its option to purchase additional shares in full).

Offering price	$ per share

Underwriter’s option to purchase additional shares	We have granted the underwriter an option for a period of 30 days to purchase up to additional shares of our common stock.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $       million (or approximately $       million if the underwriter exercises in full its option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering for general corporate purposes, working capital and for potential acquisitions. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq symbol for our common stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “ESOA.”

Unless otherwise indicated, the number of shares of common stock outstanding after this offering is based upon 16,653,998 shares of common stock outstanding as of December 31, 2025, and excludes 1,420,218 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of common stock in this offering and that no director or executive officer purchases any shares of our common stock in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended September 30, 2025, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, as well as other information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference in these documents, and any free writing prospectus that we have authorized for use in connection with this offering, before you invest in our common stock. If any of these risks actually materialize, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our use of these proceeds may differ substantially from our current plans. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The price of our common stock may be volatile or may decline.

The trading price of our common stock may fluctuate or be adversely affected as a result of a number of factors, many of which are outside our control, including trading volumes that affect the market prices of the shares of many companies. Factors that could affect the trading price of our common stock include:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;
•	general market conditions, inflation and, in particular, developments related to market conditions for the construction industry;
•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;
•	failure to meet analysts’ revenue or earnings estimates;
•	publication of news and research reports about us or the construction industry in general;
•	actual or anticipated changes in interest rates;
•	departures of or additions to our key personnel;
•	adverse market reactions to any indebtedness we may incur or securities we may issue in the future;
•	actions by our stockholders or stockholders of other companies;
•	the operating and securities price performance of companies that investors consider to be comparable to us;
•	changes or proposed changes in laws or regulations affecting our business or our industry generally;
•	anticipated or pending investigations, proceedings or litigation that involve or affect us;
•	speculation about us in the press or investment community;
•	strategic actions by us or our competitors;
•	fluctuations in the stock price and operating results of our competitors;
•	the effects of any turmoil or negative news in our industry; and
•	domestic and international economic factors unrelated to our performance.

The trading price of the shares of our common stock will further depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, and future sales of our equity or equity-related securities. In some cases, the markets have produced downward pressure on trading prices of common stock and credit availability for certain issuers without regard to those issuers’ underlying financial strength. Furthermore, the trading price of our common stock may be adversely affected by third parties trying to drive down the trading price of our common stock. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. A significant decline in the trading price of our common stock could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation, as well as the loss of key employees.

The holders of our debt obligations will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.

In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us. We could incur debt obligations in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all of our obligations to the debt holders are satisfied and senior equity securities, if any, have received any payment or distribution due to them. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Our ability to pay dividends is limited by law.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, investment opportunities, growth opportunities, any legal, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described in “Underwriting,” we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of our common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to stockholders of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of this offering, other capital raising strategies, sales of shares of our common stock or other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

In addition, if we issue additional shares, including options, warrants, or other convertible securities, in the future to acquired entities and their equity holders, our business associates, or other strategic partners or in follow-on public or private offerings, the newly issued shares will further dilute your percentage ownership of Energy Services.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $              million (or approximately $               million if the underwriter exercises in full its option to purchase additional shares from us) after expenses and the underwriting discounts. We intend to use the net proceeds to us from this offering for general corporate purposes, working capital, and for potential acquisitions.

Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

COMMON STOCK DIVIDENDS

Our most recent regular quarterly cash dividend of $0.03 per share of common stock was declared by our board of directors on December 17, 2025 and paid on January 15, 2026 to stockholders of record as of December 31, 2025.

Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our shares of common stock will be made by our board of directors and will depend upon our results of operations, financial condition, legal and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. See “Risk Factors—Risks Related to this Offering—Our ability to pay dividends is limited by law” for more information.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address any U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as United States income taxpayers for United States federal tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder (defined below), nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) regardless of its place of organization or formation. A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on Common Stock

Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion below under “Foreign Accounts.” To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us or our paying agent with a properly executed Form W-8 BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) (“Form W-8 BEN”) or Form W-8 BEN-E Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) (“Form W-8 BEN-E”), or other appropriate form, including a U.S. taxpayer identification number or, in certain circumstances, a foreign tax identifying number, and certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to persons holding interests in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder’s will be required to provide appropriate documentation to such agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty but that does not timely provide the required certification may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States) if a properly executed Form W-8 ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States (“Form W-8 ECI”) stating that the dividends are so connected, is furnished to us or our paying agent (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules and the effect of such rules on the Non-U.S. Holder’s individual tax situation.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, such excess will generally first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Common Stock

Subject to the discussions below under “Information Reporting Requirements and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period.

In general, we would be a USRPHC if at least half of our business assets (by fair market value) consists of “United States real property interests” within the meaning of Code Section 897(c)(1). We believe that we have not been, are not, and do not anticipate becoming, a USRPHC. Even if we are treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on the Non-U.S. Holder’s disposition is taxable because we are or we become a USRPHC and the Non-U.S. Holder’s ownership of our common stock exceeds 5%, such Non-U.S. Holder will be taxed on such disposition generally in the manner applicable to U.S. persons.

If a Non-U.S. Holder realizes gain on a sale or other disposition of our common stock that would be considered effectively connected with the Non-U.S. Holder’s trade or business in the United States, such Non-U.S. Holder will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and such corporate Non-U.S. Holders may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain realized on a sale or other disposition of our common stock by a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though such Non-U.S. Holder is not considered a resident of the U.S.), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding at a rate of 24% unless the Non-U.S. Holder provides a properly executed Form W-8 BEN, Form W-8 BEN-E, or Form W-8 ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder provides a properly executed Form W-8 BEN or Form W-8 BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends on, and (subject to proposed Treasury regulations discussed below) the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments, including dividends on and (subject to proposed Treasury regulations discussed below) the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The withholding provisions described above currently apply to payments of dividends. The Secretary of the Treasury has issued proposed regulations which provide that the withholding provisions under FATCA do not apply with respect to payments of gross proceeds from a sale or other disposition of our common stock and which may be relied upon by taxpayers until final regulations are issued.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT CHANGE IN APPLICABLE LAW.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through the underwriter listed below. Lake Street Capital Markets, LLC is acting as the sole bookrunning manager for this offering. The underwriter has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Lake Street Capital Markets, LLC
Total

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $              per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $              per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about             , 2026, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to an additional shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercised the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total with no Over-Allotment	Total with Over- Allotment
Price to the public:	$	$	$
Underwriting discount to be paid by us	$	$	$
Proceeds, before expenses, to us:	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $              . This includes $150,000 of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

Subject to certain limited exceptions, we and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions, and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may create a short position in our common stock for its own accounts by selling more shares of common stock than we have sold to such underwriter. The underwriter may close out any short position by purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ESOA.”

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Roth Capital Partners, LLC is acting as our financial advisor for this transaction, for which we will pay an advisory fee.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter are not part of this prospectus.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area.

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada.

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be passed upon for us by Luse Gorman, PC, Washington, DC. Faegre Drinker Biddle & Reath LLP is acting as counsel to the underwriter in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2025 and 2024 and for each of the two years in the period ended September 30, 2025 have been audited by Urish Popeck & Co., LLC, an independent registered public accounting firm, as set forth in their report appearing in the 2025 Form 10-K and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

UNITS

Energy Services of America Corporation may offer to sell, from time to time:

•	shares of our common stock,

•	shares of our preferred stock, either separately or represented by depositary shares,

•	debt securities, which may be issued in one or more series and that may be senior debt securities or subordinated debt securities,

•	warrants to purchase other securities,

•	subscription rights consisting of any combination of the above securities; or

•	units comprised of two or more of the securities described in this prospectus in any combination.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ESOA.”

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 7 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2024

TABLE OF CONTENTS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Energy Services,” the “Company,” “we,” “our,” “us” or similar terms refer to Energy Services of America Corporation.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration statement, we may, from time to time, offer and sell any of the securities identified in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on January 16, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 19, 2024, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2023 and March 31, 2024, filed with the SEC on February 12, 2024 and May 8, 2024, respectively;

•	Our Current Reports on Form 8-K filed on November 16, 2023, February 20, 2024, February 22, 2024, February 26, 2024 and May 31, 2024; and

•	the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 20, 2019.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or telephone number:

Energy Services of America Corporation

Attn: Charles Crimmel

Chief Financial Officer, Treasurer and Corporate Secretary

75 West 3rd Avenue, Huntington, West Virginia 25701

Telephone: (304) 522-3868

In addition, we maintain a corporate website, www.energyservicesofamerica.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into the registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning.

In particular, these include, but are not limited to, statements relating to the following:

•	projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results;

•	expectations regarding our business or financial outlook;

•	expectations regarding opportunities, trends and economic and regulatory conditions in particular markets or industries;

•	expectations regarding our plans and strategies;

•	the business plans or financial condition of our customers;

•	the potential impact of commodity prices and commodity production volumes on our business, financial condition, results of operations and cash flows and demand for our services;

•	the potential benefits from, and future performance of, acquired businesses and our investments;

•	beliefs and assumptions about the collectability of receivables;

•	the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects;

•	the development of and opportunities with respect to future projects, including pipeline projects;

•	future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases, and expectations regarding the declaration, amount and timing of any future cash dividends;

•	the impact of existing or potential legislation or regulation;

•	potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	the future demand for and availability of labor resources in the industries we serve;

•	the expected realization of remaining performance obligations or backlog; and

•	the expected outcome of pending or threatened legal proceedings.

These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Those statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

•	market, industry, economic, financial or political conditions outside our control, including the interest rate policies of the Board of Governors of the Federal Reserve System, inflation or deflation, and fluctuations in customer spending, borrowing and savings habits;

•	quarterly variations and seasonality in our operating and financial results, liquidity, financial condition, cash flows, capital requirements, and reinvestment opportunities;

•	trends and growth opportunities in relevant markets, including our ability to obtain future project awards;

•	the effect of commodity prices and commodity production volumes on our operations and growth opportunities and on our customers’ capital programs and demand for our services;

•	the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts;

•	risks associated with operational hazards that arise due to the nature of the services we provide and the conditions in which we operate;

•	unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds or other claims or actions asserted against us, including amounts that are not covered by, or are in excess of, our third-party insurance;

•	our use of fixed price contracts and the potential to incur losses with respect to these contracts;

•	the impact of the restatement of the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2022, which could include potential civil litigation and regulatory proceedings or actions and which litigation, proceedings or actions, if decided against us, could require us to pay substantial judgments, settlements or other penalties;

•	potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to us, or the unavailability of coverage deemed beneficial to us at reasonable and competitive rates;

•	damage to our brands or reputation arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents;

•	our dependence on suppliers, subcontractors, equipment manufacturers and other third-party contractors;

•	estimates and assumptions related to our financial results, remaining performance obligations and backlog;

•	our ability to attract and the potential shortage of skilled employees and our ability to retain key personnel and qualified employees;

•	adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, earthquakes and other geological- and weather-related hazards;

•	our ability to generate internal growth;

•	competition in our business, including our ability to effectively compete for new projects and market share;

•	the future development of natural resources;

•	the failure of existing or potential legislative actions and initiatives to result in increased demand for our services;

•	fluctuations of prices of certain materials used in our and our customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting the sourcing of certain materials and equipment and other changes in U.S. trade relationships with other countries;

•	cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•	loss of customers with whom we have long-standing or significant relationships;

•	the potential that participation in joint ventures or similar structures exposes us to liability and/or harm to our reputation for acts or omissions by our partners;

•	our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•	the inability or refusal of our customers or third-party contractors to pay for services, which could be attributable to, among other things, a decrease in commodity prices and which could include the failure to collect our outstanding receivables, failure to recover amounts billed to customers in bankruptcy, or failure to recover on change orders or contract claims;

•	budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations;

•	our ability to successfully complete our remaining performance obligations or realize our backlog;

•	our ability to successfully identify, complete, integrate and realize synergies from acquisitions, including the ability to retain key personnel from acquired businesses;

•	the potential adverse impact resulting from uncertainty surrounding acquisitions and investments, including the potential increase in risks already existing in our operations and poor performance or decline in value of our investments;

•	the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

•	inability to enforce our intellectual property rights or the obsolescence of such rights;

•	the impact of our unionized workforce on our operations, including labor stoppages or interruptions due to strikes or lockouts;

•	the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and volume of our common stock, debt covenant compliance, interest rate fluctuations and other factors affecting our financing and investing activities;

•	our ability to obtain performance bonds and other project security;

•	our ability to meet the regulatory requirements applicable to us and our subsidiaries, including the Sarbanes-Oxley Act of 2002;

•	rapid technological and other structural changes that could reduce the demand for our services;

•	risks related to the implementation of new information technology systems;

•	new or changed tax laws, treaties or regulations;

•	our ability to realize deferred tax assets; and

•	legislative or regulatory changes that result in increased costs, including with respect of labor and healthcare costs.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ENERGY SERVICES OF AMERICA CORPORATION

Energy Services of America Corporation, formed in 2006, is a contractor and service company that operates primarily in the mid-Atlantic and central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. For the gas industry, the Company is primarily engaged in the construction, replacement and repair of natural gas pipelines and storage facilities for utility companies and private natural gas companies. Energy Services is involved in the construction of both interstate and intrastate pipelines, with an emphasis on the latter. For the oil industry, the Company provides a variety of services relating to pipeline, storage facilities and plant work. For the power, chemical, and automotive industries, the Company provides a full range of electrical and mechanical installations and repairs including substation and switchyard services, site preparation, equipment setting, pipe fabrication and installation, packaged buildings, transformers, and other ancillary work with regards thereto. Energy Services’ other pipeline services include corrosion protection services, horizontal drilling services, liquid pipeline construction, pump station construction, production facility construction, water and sewer pipeline installations, various maintenance and repair services and other services related to pipeline construction. The Company has also added the ability to install broadband and solar electric systems and perform civil and general contracting services.

Energy Services’ customers include many of the leading companies in the industries it serves, including:

TransCanada Corporation

NiSource, Inc.

Marathon Petroleum

Mountaineer Gas

American Electric Power

Toyota Motor Manufacturing

Bayer Chemical

Dow Chemical

Kentucky American Water

West Virginia American Water

Various state, county and municipal public service districts.

The majority of the Company’s customers are in West Virginia, Virginia, Ohio, Pennsylvania, and Kentucky. However, the Company also performs work in other states including Alabama, Michigan, Illinois, Tennessee, North Carolina, and Indiana.

Energy Services’ sales force consists of industry professionals with significant relevant sales experience, who utilize industry contacts and available public data to determine how to market the Company’s line of products most appropriately. The Company relies on direct contact between its sales force and customers’ engineering and contracting departments to obtain new business.

A substantial portion of the Company’s workforce are union members of various construction-related trade unions and are subject to separately negotiated collective bargaining agreements that expire at varying time intervals. The Company believes its relationship with its unionized workforce is good.

C.J. Hughes Construction Company, Inc. (“C.J. Hughes”), a wholly owned subsidiary of the Company, is a general contractor primarily engaged in pipeline construction for utility companies. Contractors Rental Corporation (“Contractors Rental”), a wholly owned subsidiary of C.J. Hughes, provides union building trade employees for projects managed by C.J. Hughes.

Nitro Construction Services, Inc. (“NCS”), a wholly owned subsidiary of C.J. Hughes, provides electrical, mechanical, HVAC/R, and fire protection services to customers primarily in the automotive, chemical, and power industries. Revolt Energy, LLC (“Revolt”), a wholly owned subsidiary of NCS, performs residential solar installation projects. Nitro Electric Company, LLC (“Nitro Electric”), a wholly owned subsidiary of NCS, performs industrial electrical work and has a satellite office registered in Michigan. Pinnacle Technical Solutions, Inc. (“Pinnacle”), a wholly owned subsidiary of NCS, operates as a data storage facility within Nitro’s office building. Pinnacle is supported by NCS and has no employees of its own. NCS and its subsidiaries will collectively be referred to “Nitro”.

All C.J. Hughes, Nitro, and Contractors Rental construction personnel are union members of various related construction trade unions and are subject to collective bargaining agreements that expire at varying time intervals.

West Virginia Pipeline, Inc. (“West Virginia Pipeline” or “WVP”), a wholly owned subsidiary of Energy Services, operates as a gas and water distribution contractor primarily in southern West Virginia. The employees of West Virginia Pipeline are non-union and are managed independently of the Company’s union subsidiaries.

SQP Construction Group, Inc. (“SQP”), a wholly owned subsidiary of Energy Services, operates as a general contractor primarily in West Virginia. SQP engages in the construction and renovation of buildings and other civil construction projects for state and local government agencies and commercial customers. As a general contractor, SQP manages the overall construction project and subcontracts most of the work. The employees of SQP are non-union and are managed independently of the Company’s union subsidiaries.

Tri-State Paving & Sealcoating, Inc. (“TSP” or “Tri-State Paving”), a wholly owned subsidiary of Energy Services, completed the acquisition of substantially all the assets of Tri-State Paving & Sealcoating, LLC (“Tri-State Paving, LLC”) on April 29, 2022. Tri-State Paving provides utility paving services to water distribution customers in the Charleston, West Virginia, Lexington, Kentucky, and Chattanooga, Tennessee markets. The employees of TSP are non-union and are managed independently of the Company’s union subsidiaries.

Ryan Construction Services Inc. (“Ryan Construction” or “RCS”), a wholly owned subsidiary of Energy Services, formed in August 2022 in connection with the acquisition of substantially all the assets of Ryan Environmental, LLC and Ryan Environmental Transport, LLC (collectively “Ryan Environmental”), provides directional drilling services for broadband service providers along with offering natural gas distribution services, cathodic protection and corrosion prevention services, and civil construction services. Ryan Construction operates primarily in West Virginia and Pennsylvania. The employees of RCS are non-union and are managed independently of the Company’s union subsidiaries.

The Company’s website address is www.energyservicesofamerica.com. Information on the Company’s website is not and should not be considered as part of this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the ticker symbol “ESOA.” Our principal executive offices are located at 75 West 3rd Avenue, Huntington, West Virginia 25701, and our telephone number is (304) 522-3868.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SUMMARY OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Certificate of Incorporation, as amended, our Bylaws, as the same may be amended from time to time, the Delaware General Corporation Law (the “DGCL”). This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws, the DGCL and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe that this summary covers the material terms and provisions of our capital stock, it may not contain all of the information that is important to you.

Please note that, with respect to any shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references hereunder to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in shares of our stock through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights that they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

General

Our authorized capital stock consists of common stock and preferred stock. We are authorized to issue 50,000,000 shares of common stock, par value $0.0001 per share. As of March 31, 2024, the Company had 16,577,586 shares of common stock outstanding. In addition, we are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are currently outstanding.

Common Stock

Dividends

Subject to the preferred rights of the holders of shares of any class or series of our preferred stock, holders of our common stock are entitled to receive out of our funds legally available therefor, such dividends (payable in cash, stock or otherwise) as the Company’s board of directors, may from time to time determine, payable to stockholders of record on such dates. The declaration and amount of future dividends is at the discretion of our board of directors and will depend on, among other factors, our financial condition, results of operations, revenues and earnings, if any, cash flows, current and anticipated expansion plans, requirements under Delaware law and other factors that our board of directors may deem relevant.

Voting Rights

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors consists of nine directors serving a term that expires on a yearly basis. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. If the Company issues shares of preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

No Preemptive, Conversion or Redemption Rights

Our stockholders have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Certificate of Incorporation authorizes up to 1,000,000 shares of preferred stock. Preferred stock may be issued in one or more series as may be determined from time to time by the board of directors, and the board of directors, without further approval of the stockholders, is authorized to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the fullest extent permitted by law.

The prospectus supplement relating to any series of preferred stock the Company offers will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the Securities and Exchange Commission before the Company issues any preferred stock, and you should read any such form of preferred stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;
•	the maximum number of shares of the series;
•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative or non-cumulative;
•	any terms for the conversion or exchange of the preferred stock for other securities of the Company or any other entity;
•	any redemption provisions;
•	any liquidation preference;
•	any voting rights; and
•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares of preferred stock represented by depositary receipts. If we so elect, a depositary share may represent a fractional interest, to be specified in any applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of our then-existing stockholders, as well as dividend and liquidation payments on both common and preferred stock, and, under certain circumstances, make it more difficult for a third party to gain control of the Company.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation, Bylaws and Delaware law contain provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us. Such provisions include, among other things, special procedural rules regarding nomination for election to the board of directors or the introduction of new business at meetings of stockholders. The foregoing provisions could impede a change of control.

Additionally, in certain instances, the issuance of authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect. The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board to prevent a change of control despite a shift in ownership of our common stock. In addition, the board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

We are also subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Its address is 17 Battery Place, New York, New York 10004.

Listing and Trading Market for Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “ESOA.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Energy Services of America Corporation and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the currency or currencies of payment of principal or interest;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on the issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•	we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

•	we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;

•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);

•	default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•	to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

•	to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•	to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•	to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•	in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•	to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

•	to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•	to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt security;

•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Stockholders

The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material United States federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights or units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an applicable securities exchange or in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the Nasdaq Capital Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Luse Gorman, PC, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Energy Services of America Corporation as of September 30, 2023 and 2022, and for each of the years in the two-year period ended September 30, 2023 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended September 30, 2023, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Shares

Common Stock

PROSPECTUS SUPPLEMENT

Lake Street

                       , 2026